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                                                                      EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

March 13, 2002

Dear Sir/Madam:

We have read the first four (4) paragraphs of Item 9 included in the Form 10-K for the fiscal year ended December 31, 2001, of Household International, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



                                                         /s/ Arthur Andersen LLP
                                                         -----------------------
                                                         Arthur Andersen LLP



cc: William F. Aldinger, Chairman and
CEO, Household International, Inc.